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                                                                    Exhibit 4.2


                               CERES GROUP, INC.

                         2000 AGENT STOCK PURCHASE PLAN

                           (ADOPTED FEBRUARY 4, 2000)

         1. PURPOSE. The purpose of this Plan is to advance the interests of CERES GROUP, INC., a Delaware corporation (the "Company"), and its affiliated companies by providing their licensed, independent, producing agents with an opportunity to acquire a proprietary interest in the Company through the purchase of stock of the Company.

         2. DEFINITIONS. As used herein, the following terms will have the meaning indicated:

              (a) "Account" will mean the funds accumulated with respect to an individual Agent as a result of deductions from his or her Compensation as provided under and for purposes of this Plan. The funds allocated to an Agent's Account will remain the property of the Agent at all times but may be commingled with the general funds of the Company.

              (b) "Affiliated Company" will mean any parent or subsidiary corporation of the Company, as defined in Code Sections 424(e) and (f). For the purposes of this Plan, an "Affiliated Company" will include any limited liability company of which the Company or another Affiliated Company is the sole member.

              (c) "Agent" will mean any person who has a contract with the Company or any Affiliated Company to sell products of the Company or any Affiliated Company and either sells exclusively for the Company or any Affiliated Company or derived last year, or reasonably expects to derive this year, at least 50% of such person's annual income from the Company or any Affiliated Company. An Agent is not an employee of the Company or any Affiliated Company but is an independent contractor.

              (d) "Board" will mean the Board of Directors of the Company.

              (e) "Code" will mean the Internal Revenue Code of 1986, as amended.

              (f) "Compensation" will mean the total cash remuneration (before taxes) which a Participant receives during an Offering as commissions from the Company or an Affiliated Company in his or her capacity as an Agent.

              (g) "Commencement Date" will have the meaning assigned to it in
Section 4 of this Plan.

              (h) "Committee" will mean any compensation committee appointed by the Board pursuant to Section 17 hereof or, if not appointed, the full Board.

              (i) "Common Stock" will mean the Company's shares of common stock, par value $0.001 per share.


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              (j) "Director" will mean a member of the Board.

              (k) "Effective Date" will mean May 1, 2000.

              (l) "Enrollment Agreement" will have the meaning assigned to it in Section 5 of this Plan.

              (m) "Enrollment Date" will mean the last business day prior to 15 days before the Commencement Date of each Offering.

              (n) "Exercise Date" will mean the last business day of a particular Offering.

              (o) "Fair Market Value" of a Share on any date of reference will be the "Closing Price" (as defined below) of the Common Stock on the business day immediately preceding such date. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day will be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. Notwithstanding any provision of this Plan to the contrary, no determination made with respect to the Fair Market Value of the Common Stock subject to an Option shall be inconsistent with Code Section 423.

              (p) "Offering" will have the meaning assigned to it in Section 4 of this Plan.

              (q) "Offering Date" will mean the Commencement Date of a particular Offering, if such date is a regular business day, or if not a regular business day, the first regular business day following such Commencement Date; provided however, that a different Offering Date may be set by the Committee.

              (r) "Option" (when capitalized) will have the same meaning assigned to it in Section 7 of this Plan.

              (s) "Participant" will have the meaning assigned to it in Section 5 of this Plan.

              (t) "Plan" will mean this 2000 Agent Stock Purchase Plan of the Company.

              (u) "Share(s)" will mean a share or shares of the Common Stock.


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         3.   ELIGIBILITY.

              (a) Any Agent who is an Agent on the Enrollment Date of an Offering will be eligible to participate in such Offering under this Plan.

              (b) All eligible Agents shall have the same rights and privileges under the Plan, except that the amount of Shares which may be purchased under Options granted under this Plan shall depend on the amount of Compensation that is withheld as elected by each Agent. All rules and determinations of the Committee in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

         4. OFFERING. There will be separate consecutive six month offerings pursuant to this Plan (each, an "Offering") each commencing on May 1 or November 1, as applicable (each, a "Commencement Date"). (The first Offering commences on May 1, 2000 and ends on October 31, 2000.) If the Plan is terminated, then the Offering in which it is terminated will end on the date immediately preceding the effective date of such termination.

         5. PARTICIPATION. In order to become eligible to purchase Shares under this Plan, an Agent must sign an enrollment agreement (an "Enrollment Agreement"), and any other necessary papers required by the Committee by the Enrollment Date of the particular Offering in which he or she wishes to participate. Upon delivering the Enrollment Agreement to the Company, an Agent will become a participant (a "Participant") with respect to that Offering and each subsequent Offering, unless the Agent delivers a withdrawal notice to the Company pursuant to Section 11 of this Plan. The Enrollment Agreement will permit the Agent to elect to have deductions made from his or her Compensation to purchase Shares under this Plan. Participation in one Offering under this Plan will neither limit, nor require, participation in any other Offering. Compensation deductions for a Participant will commence on the Offering Date of the particular Offering and will end on the Exercise Date of the Offering. At the termination of each Offering, the Company will automatically re-enroll the Agent in the next Offering, and the balance in the Agent's Account will be used for Option exercises in the new Offering, unless the Agent has advised the Company otherwise. Upon termination of this Plan, the balance of each Agent's Account will be returned to him or her.

         6. COMPENSATION DEDUCTIONS. As set forth on the Enrollment Agreement, the Participant will elect to have deductions made from his or her Compensation during the Offering in an amount between $50.00 and $500.00 per month, not to exceed $2,500.00 per Offering. All Compensation deductions made for a Participant will be credited to his or her Account. Compensation deductions shall be made from a Participant's Compensation in a manner determined by the Committee. A Participant may not make any separate cash payments into his or her Account. A Participant may discontinue his or her participation by withdrawing from an Offering as provided in Section 11. Compensation deductions may be increased by a Participant only for a subsequent Offering by providing written notice to the Company in the manner specified by the Committee by the Enrollment Date for such Offering. Compensation deductions may be decreased upon the Participant's written notice to the Company in the manner specified by the Company and will be effective as of the next payment of Compensation for which it is administratively practical to put the decrease into effect.

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         7. GRANTING OF OPTION. On the Offering Date of each Offering, a
Participant will be granted an Option for as many full Shares as he or she will be able to purchase with the Compensation deductions credited to his or her Account during that particular Offering, but in no event greater than $2,500.00 per Offering (an "Option"). The purchase price per Share will be the lesser of
(i) 85% of the Fair Market Value of a Share on the Offering Date, or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of the Offering (the "Option Price").

         8. EXERCISE OF OPTION. Unless a Participant withdraws from an Offering pursuant to Section 11 of this Plan, the Option granted to the Participant on the Offering Date will be deemed to be exercised on the Exercise Date of that Offering and he or she will be deemed to have purchased from the Company such number of whole Shares (plus any fractional interest in a Share) reserved for the purpose of this Plan as the accumulated Compensation deductions credited to his or her Account on such date will pay for at the applicable Option Price. Fractional Shares will be carried forward in a Participant's ASPP Broker Account until they equal a whole Share or until termination of such Participant's participation in the Plan, in which event an amount in cash equal to the value of such fractional interest will be paid to the Participant in cash.

         9. AGENT'S RIGHTS AS A STOCKHOLDER AND AGENT. No Agent will have any rights as a stockholder of the Company until Shares have been purchased in accordance with the terms and conditions of this Plan and it is agreed and understood that nothing in this Plan is intended to grant to any Agent any right to employment or continued licensing as an Agent, service provider or otherwise.

         10. EVIDENCE OF STOCK OWNERSHIP. Promptly following the end of each Offering, the number of Shares purchased by each Participant will be deposited into an account established in the Participant's name at a stock brokerage or other financial services firm designated by the Company in its sole discretion (the "ASPP Broker Account"). The monthly fees for the ASPP Account will be paid by the Company. A Participant may move his or her Shares to another brokerage account of his or her choosing or request that a stock certificate be issued and delivered to him at any time. Any broker fees relating to the sale of Shares by a Participant or transfer fees relating to the transfer of Shares to another brokerage account by a Participant shall be the responsibility of the Participant. If a stock certificate is issued, an amount in cash equal to the value of a fractional Share in such Participant's account will be paid to such Participant in cash.

         11.  WITHDRAWAL.

              (a) An Agent may withdraw from an Offering, in whole but not in part, at any time at least 10 days prior to the Exercise Date of such Offering by delivering a written withdrawal notice to the Company, in which event the Company will refund the entire balance of his accumulated Compensation deductions credited to his or her Account and no further Compensation deductions will be made from his or her Compensation, except in accordance with the terms and conditions of a new Enrollment Agreement subsequently executed by the Agent (each, a "Withdrawal").

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              (b) To re-enter this Plan, an Agent who has previously withdrawn must file a new Enrollment Agreement in accordance with Section 5. The Agent's re-entry into this Plan will not become effective before the beginning of the next Offering following the Withdrawal.

              (c) A Participant's Withdrawal will not have any effect upon his or her eligibility to participate in a succeeding Offering or in any similar plan which may hereafter be adopted by the Company or an Affiliated Company.

              (d) Withdrawal shall be deemed to occur with respect to a Participant upon the occurrence of any of the following:

                    (i) VOLUNTARY DISCONTINUANCE.. A Participant's withdrawal pursuant to Section 11(a).

                    (ii) TERMINATION OF AGENCY RELATIONSHIP. A Participant will be deemed to have discontinued participation on the first day of the Offering in which Participant ceases to be an Agent (including cessation due to death) and amounts withheld from Compensation during the Offering will be refunded without election by the Participant.

                    (iii) LEVY OR ATTACHMENT. The filing with or levying upon the Company or the custodian of any judgment, attachment, garnishee, or other Court order affecting the Participant's Account under this Plan will terminate his or her participation during the time such order remains in effect, with respect to the account.

                    (iv) PLAN TERMINATION/ EXPIRATION. The termination of this Plan by the Company prior to its expiration or its expiration upon allocation of all available shares will terminate his or her participation.

              (e) A Participant will not cease to be an Agent by reason of ceasing to be an Agent for the Company or an Affiliated Company as long as the Participant remains an Agent for another company that is the Company or an Affiliated Company.

              (f) Upon a Withdrawal from this Plan by a Participant, all withheld amounts in the Account which are attributable to such Participant shall be transferred to such Participant within thirty (30) days of such Withdrawal, except to the extent such withheld amounts are applied to the exercise of an Option as provided above and subject to right of the Company or Affiliated Company to offset such amount against any claim of the Company or Affiliated Company against the Participant. In no event shall any amounts be withheld from a Participant's Compensation for allocation to such Participant's Account after the date such Participant ceases to be an Agent.

              (g) In no event may any Participant's Withdrawal from this Plan be in respect to a portion rather than all of such Participant's Account on such date.

         12. INTEREST. No interest will be paid or allowed on any moneys credited to a Participant's Account.

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         13.  NUMBER OF SHARES OFFERED. The aggregate number of Shares available for grant as Options pursuant to this Plan and the Ceres Group, Inc. 2000 Employee Stock Purchase Plan is 1,000,000, subject to adjustment as set forth in Section 14. The Committee may, in its sole discretion, specify and limit the total number of Shares offered to all Participants in any specific Offering. Shares granted pursuant to this Plan may either be authorized but unissued Shares, Shares now or hereafter held in the treasury of the Company or Shares purchased in the open market. If the total number of Shares for which Options are to be granted on any date in accordance with Section 7 exceeds the number of Shares then available under that Offering, the Company will make a pro rata allocation of the Shares remaining available in as nearly a uniform manner as will be practicable and as it will determine to be equitable. In such event, the Compensation deductions to be made pursuant to the authorizations therefor will be reduced accordingly and the Company will give written notice of such reduction to each Participant affected thereby.

         14.  ADJUSTMENT OF SHARES.

              (a) If at any time while this Plan is in effect, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event appropriate adjustment will be made in the maximum number of Shares available for grant under this Plan, so that the same percentage of the Company's issued and outstanding Shares will continue to be subject to this Plan.

              (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

              (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan will not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, lease, exchange, transfer, assignment or other disposition of all or any part of the assets or business of the Company; or
(vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         15. TRANSFERABILITY OF RIGHTS UNDER PLAN. Neither Compensation deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or the receipt of Shares or other "derivative security" (as that term is used in Rule 16b-3 of the Securities Exchange Act of 1934, as amended) under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, other than by will or the laws of descent and distribution.

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Any such attempted assignment, transfer, pledge, or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11. An Option may not be exercised during a Participant's lifetime except by the Participant.

         16. ISSUANCE OF SHARES. Notwithstanding any other provision of this Plan, the Company's obligation to sell and deliver Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

              (a) a representation and warranty by the Participant to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

              (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         17.  ADMINISTRATION OF THIS PLAN.

              (a) This Plan will be administered by the Committee. The Committee will have all of the powers of the Board with respect to this Plan. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

              (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee's determinations and its interpretation and construction of any provision of this Plan will be final and conclusive.

              (c) Any and all decisions or determinations of the Committee will be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

         18.  INTERPRETATION.

              (a) This Plan will be governed by the laws of the State of Delaware.

              (b) Headings contained in this Plan are for convenience only and will in no manner be construed as part of this Plan.


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              (c) Any reference to the masculine, feminine, or neuter gender will be a reference to such other gender as is appropriate.

         19. AMENDMENT AND DISCONTINUATION OF THIS PLAN. Either the Board or the Committee may from time to time amend this Plan or any Option; provided, however, that no amendment or suspension of this Plan or any Option issued hereunder will substantially impair any Option previously granted to any Participant without the consent of such Participant.

         20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan will be deemed to have been duly given when received by the Committee or when received in the form specified by the Committee at the location, or by the person designated by the Company for receipt thereof.

         21. EFFECTIVE DATE AND TERMINATION DATE. This Plan will be effective upon the Effective Date and will terminate on the earliest of the following dates:

              (a) the date the Board terminates this Plan;

              (b) the date when all Shares reserved for issuance under this Plan have been purchased; or

              (c) the date of the earlier occurrence of any of the following events:

                    (i) any transaction (which will include a series of transactions occurring within sixty days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                    (ii) approval by the stockholders of the Company of a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company will not survive and, if any entity will result from the participation of the Company in such merger, consolidation, reorganization, liquidation or dissolution, the stockholders of the Company immediately before approval of such plan will not own at least 51% of the voting stock of the entity or entities that result immediately following such transaction(unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

                    (iii) approval by the stockholders of the Company of a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company to an entity or entities in which the stockholders of the Company immediately before approval of such sale, lease, exchange, transfer, assignment or other disposition will not own at least 51% of the voting stock of such entity or entities immediately following such transaction (unless such plan is subsequently abandoned).

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Prior to the termination of this Plan, the Company may permit a Participant to exercise the Option to purchase Shares for as many full Shares as the balance of his or her Account will allow at the Option Price. If the Participant elects to purchase Shares, the remaining balance of his or her Account will be refunded to him or her after such purchase. Notwithstanding the foregoing, upon the occurrence of an event described under Section 21(c) hereof, the holder of each Option then outstanding under the Plan will thereafter be entitled to receive on the Exercise Date upon exercise of such Option for each Share as to which such Option would otherwise be exercised if this Plan was not terminated, as nearly as reasonably as determined, the cash, securities and/or property which a holder of one Share was entitled to receive upon and at the time of such transaction. The Board shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 21 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

         22.  MISCELLANEOUS.

              (a) LEGAL AND OTHER REQUIREMENTS. The obligations of the Company to sell and deliver the Shares under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not limited to, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. In addition, no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendation or endorsement of, the Options or the Shares. Certificates for Shares issued hereunder may be legended as the Board shall deem appropriate.

              (b) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Shares pursuant to the Options will be used for general corporate purposes.

              (c) RIGHT TO TERMINATE AGENCY RELATIONSHIP. Nothing in this Plan or any agreement entered into pursuant to this Plan shall confer upon any Agent or other optionee the right to provide services on a continuing basis as an agent, independent contractor or otherwise to the Company or any Affiliated Company or affect any right which the Company or any Affiliated Company may have to terminate any such relationship with such Agent or other optionee.

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